Exhibit 1.1

ROYAL BANK OF CANADA

PROGRAMME FOR THE ISSUANCE OF COVERED BONDS UNCONDITIONALLY AND
IRREVOCABLY GUARANTEED AS TO PAYMENTS BY
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP
(A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF ONTARIO)

AMENDED AND RESTATED UNDERWRITING AGREEMENT

July 16, 2013

RBC CAPITAL MARKETS, LLC
Three World Financial Center
200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

This Amended and Restated Underwriting Agreement (this Agreement) is made and entered into as of July 16, 2013, by and between the Bank (as defined below) and the Dealer (as defined below).

WHEREAS, the Bank and the Dealer executed an underwriting agreement dated September 12, 2012 (the “Original Underwriting Agreement”) and have agreed to amend and restate the Original Underwriting Agreement in its entirety as set forth herein;

NOW, THEREFORE:  Royal Bank of Canada, a Canadian chartered Bank (herein referred to as, the Issuer, or the Bank), established a global covered bond programme (the Programme) for the issuance of covered bonds, unconditionally and irrevocably guaranteed by RBC Covered Bond Guarantor Limited Partnership (the Guarantor LP), in connection with which Programme it has entered into the Agency Agreement referred to below.  In connection with the foregoing, the Bank has filed a registration statement including a prospectus on Form F-3 (File No: 333-181552) in respect of certain issuances of covered bonds to be registered with the United States Securities and Exchange Commission (the Covered Bonds, which, for the avoidance of doubt, shall in this Agreement refer only to covered bonds issued in the United States pursuant to the Registration Statement (as defined below)).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	For purposes of this Agreement:

(a)
Agency Agreement means the amended and restated issuing and paying agency agreement dated as of June 24, 2013 made between the Bank, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent, the other Paying Agents, the Exchange Agent, the Calculation Agent, the Transfer Agent and the Registrar, as the same may be amended, supplemented or replaced from time to time;

(b)	Annual Report means the most recently published annual report of the Bank on Form 40-F incorporated by reference into the Prospectus;

(c)	Authorized Amount means, at any time, the amount of U.S.$12,000,000,000 subject to any increase as may have been authorized pursuant to Section 12 hereof;

(d)	Bond Trustee means Computershare Trust Company of Canada, in its capacity as bond trustee, which expression shall include any successor(s) thereto;

(e)	Closing Date has the meaning set forth in Schedule I of the Subscription Agreement;

(f)	CMHC means Canada Mortgage Housing Corporation in fulfilling its responsibility to administer the legal framework for Canadian registered covered bond programs and any successor thereto;.

(g)	Dealer means RBC Capital Markets, LLC and each other person appointed as a Dealer under Section 15 of this Agreement;

(h)	Guide means the Canadian Registered Covered Bond Programs Guide published by CMHC on June 27, 2013, as the same may be amended, supplemented or replaced from time to time;

(i)
Issuing and Paying Agent means The Bank of New York Mellon acting through its offices located at One Canadian Square, London E14 5AL, in its capacity as issuing and principal paying agent, which expression shall include any successor(s) thereto;

(j)
Paying Agents means The Bank of New York Mellon, a New York banking corporation, in its capacity as paying agent, which expression shall also include the Issuing and Paying Agent and any substitute or additional paying agents appointed in accordance with the Agency Agreement;

(k)	(i)
the prospectus covering the Covered Bonds, included in such Registration Statement hereinafter defined, in the form first used to confirm sales of the Covered Bonds (or in the form first made available to the Dealers by the Bank to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the Programme Prospectus;

(ii)
the Programme Prospectus, as supplemented by a prospectus supplement that sets forth the terms of a particular issue of the Covered Bonds (a Prospectus Supplement), in the form first used to confirm sales of the Covered Bonds (or in the form first made available to the Dealers by the Bank to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the Prospectus;

(iii)	the term Preliminary Prospectus means any preliminary form of the Prospectus;

(iv)
any reference herein to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission (the Commission) thereunder (collectively, the Exchange Act) that are deemed to be incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Covered Bonds in the form in which it is filed with the Commission in accordance with Section 7(a) hereof, including any documents incorporated by reference therein as of the date of such filing;

(l)
Registrars means The Bank of New York Mellon, and any substitute or additional registrars appointed in accordance with the Agency Agreement and, in relation to any particular Covered Bonds in registered form, Registrar means whichever Registrar is specified in the applicable Prospectus Supplement;

(m)	Registry means the registry established by CMHC pursuant to Section 21.51 of Part I.1 of the National Housing Act (Canada);

(n)
Series means a Tranche or Tranches of Covered Bonds the terms of which are identical except that the issue date and the amount and date of the first payment of interest may be different in respect of different Tranches and a Series may comprise Covered Bonds in more than one denomination;

(o)
Terms and Conditions means in relation to any Covered Bonds, the terms and conditions applicable to such Covered Bonds set out in the Trust Deed (as defined below) as amended, supplemented or replaced from time to time as described in the applicable Prospectus and Prospectus Supplement, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof; and

(p)	Tranche means Covered Bonds which are issued on the same issue date, the terms of which are identical in all respects save that a Tranche may comprise Covered Bonds in more than one denomination.

1.2	Terms used in the Prospectus shall, unless the context otherwise admits or the contrary is indicated, have the same meaning herein.

2.	APPOINTMENT OF DEALERS

2.1
Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to sell Covered Bonds directly on its own behalf, the Bank hereby (a) appoints each Dealer as an agent of the Bank for the purpose of soliciting and receiving offers to purchase Covered Bonds from the Bank when and as instructed by the Bank pursuant to Section 5.1 hereof and (b) agrees that, except as otherwise contemplated herein, whenever it determines to sell Covered Bonds directly to any Dealer as principal, it will enter into a separate agreement (each a Subscription Agreement), substantially in the form of Annex 1 hereto or in such other form as may be agreed by the parties to that particular agreement, relating to such sale in accordance with Section 5.2 hereof.  This Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Covered Bonds or an obligation of any of the Dealers to purchase Covered Bonds as principal.

2.2
The Bank acknowledges and agrees that the Dealers may use the Preliminary Prospectus and the Prospectus in connection with offers and sales of the Covered Bonds in market-making transactions as contemplated in the Programme Prospectus, under the caption "Plan of Distribution" (Secondary Market Transactions).  The Bank further acknowledges and agrees that the Dealers are under no obligation to effect any Secondary Market Transactions and, if they do so, they may discontinue effecting such transactions at any time without providing any notice to the Bank.

2.3
The Covered Bonds will be issued under an amended and restated trust deed dated as of June 24, 2013 (the Trust Deed), between the Issuer, the Guarantor LP and the Bond Trustee.  The Covered Bonds shall have such terms, including the right (if any) to repayment of principal, the right (if any) to payment of interest, redemption provisions (if any) and other terms set forth in the Prospectus.  The Covered Bonds will be issued, and the terms and rights thereof established, from time to time by the Issuer in accordance with the Trust Deed.

3.	REPRESENTATIONS AND WARRANTIES OF THE BANK AND THE GUARANTOR LP

3.1	Upon the execution of the applicable Subscription Agreement, the Bank represents and warrants to, and agrees with, each Dealer the following:

(a)	(i)
the Bank meets the requirements for use of Form F-3 (Form F-3) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the Act), and has filed a registration statement including the Programme Prospectus on Form F-3 (File No. 333-181552) in respect of the Covered Bonds with the Commission.  The various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the Programme Prospectus contained in the registration statement at the time such part of the registration statement became effective, are hereinafter called the Registration Statement;

(ii)
the Registration Statement (including any pre-effective amendment thereto) and any post-effective amendment thereto, each in the form heretofore delivered to the Dealers, excluding exhibits to such Registration Statement, but including all documents incorporated by reference in the Programme Prospectus as of the date of such prospectus, have been declared effective by the Commission in such form;

(iii)
no other document with respect to such Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission, except for correspondence relating to comment letters on the Registration Statement from the Commission and/or any documents filed with the Commission subsequent to the date of such effectiveness and available on the Commission's website; and

(iv)
no stop order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Issuer or related to the offering of the Covered Bonds has been initiated or, to the knowledge of the Issuer, threatened by the Commission.

(b)
at or prior to the Time of Sale (as defined below), the Bank will have prepared the following information (collectively with the information referred to in the next succeeding sentence, the Time of Sale Information): the Preliminary Prospectus and each free-writing prospectus (as defined pursuant to Rule 405 under the Act) or other document listed in the Subscription Agreement or other agreement in respect of a specific offering of Covered Bonds in the form of Schedule 2 to Annex 1 hereto.  If, subsequent to the date of the Subscription Agreement, the Bank and the Dealers have determined that such Time of Sale Information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Covered Bonds to terminate their old purchase contracts and enter into new purchase contracts, then Time of Sale Information will refer to the information available to purchasers at the time of entry into the first such new purchase contract; as used herein, the term Time of Sale in respect of a particular issue of Covered Bonds means the time specified in the applicable Subscription Agreement, or if no Subscription Agreement exists for a particular issue of Covered Bonds, the time immediately prior to the time of first sale by a Dealer of any Covered Bonds with regard to such particular issue of Covered Bonds;

(c)	(i)
the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented, when they were filed with the Commission, complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of such documents, as of their respective issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(ii)
any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the Act and the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of a Dealer expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented relating to a particular issuance of Covered Bonds; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of the Subscription Agreement and prior to the execution of the Subscription Agreement, except as set forth in the Subscription Agreement;

(d)
the Registration Statement, the Time of Sale Information and the Prospectus comply and, as amended or supplemented, if applicable, will comply as of the time of such amendment or supplement in all material respects with the Act and, if applicable, the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and as to the Registration Statement and any amendment thereto, do not and will not, as of the applicable effective date of the Registration Statement and such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, as to the Prospectus and any amendment or supplement thereto, do not and will not, as of their dates and applicable filing dates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by or on behalf of a Dealer expressly for use in the Prospectus as amended or supplemented, relating to a particular issuance of Covered Bonds or (ii) that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee;

(e)
each of (i) the Time of Sale Information, and (ii) if applicable, any net roadshow specified in Schedule 2 to the Subscription Agreement when considered together with the Time of Sale Information (a Net Roadshow), at the Time of Sale did not, and at the Closing Date (as defined in Schedule 1 to the relevant Subscription Agreement), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Dealer Information (as defined below) furnished in writing to the Issuer by or on behalf of the Dealers expressly for use in such Time of Sale Information or Net Roadshow, as applicable;

(f)
other than the Preliminary Prospectus and the Prospectus, each as amended and supplemented, the Issuer (including its agents and representatives, other than the Dealers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Covered Bonds (each such communication by the Bank or its agents and representatives, other than a communication referred to in clause (i) below, an Issuer Free Writing Prospectus) other than: (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act; or (ii) the documents listed on Schedule 2 to the relevant Subscription Agreement and other written communications approved in writing in advance by the Dealers.  Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, as amended and supplemented, most recently filed prior to first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with any Dealer Information (as defined below) furnished in writing to the Issuer by or on behalf of the Dealers expressly for use in any Issuer Free Writing Prospectus;

(g)
the Bank is registered as a registered issuer in the Registry and the Covered Bond Programme is registered in the Registry and the Bank will not request the deregistration of the Bank as a registered issuer in the Registry or the deregistration of the Covered Bond Programme in the Registry for so long as the Covered Bonds issued under such Subscription Agreement are outstanding;

(h)
the Bank and the Guarantor LP are in compliance in all material respects with all of their respective obligations under Part I.1 of the National Housing Act (Canada) and the Guide and the Bank’s right to issue Covered Bonds under the Covered Bond Programme is not suspended by CMHC;

(i)
all Covered Bonds will be issued by the Bank as registeredissuer under Part I.1 of the National Housing Act (Canada) and the Guide and under a registered covered bond programme under Part I.1 of the National Housing Act (Canada) and the Guide;

(j)	the Bank:

(i)
is a bank duly established and validly existing under the Bank Act (Canada), with full power, capacity and authority to own its properties and to conduct its business, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(ii)
has full power and capacity to execute and deliver this Agreement, any Subscription Agreement and the Agency Agreement, to undertake and to perform the obligations expressed to be assumed by it herein and therein, and has taken all necessary corporate or other action to approve and to authorize the same;

(iii)
has full power and capacity to issue and sell the Covered Bonds and, in respect of each Tranche of Covered Bonds, to enter into any Subscription Agreement and the creation, issue and sale of the relevant Covered Bonds have been duly approved and authorized by all necessary corporate or other action;

(k)
this Agreement and the Agency Agreement, the Mortgage Sale Agreement and the other Transaction Documents to which the Bank is a party have been duly authorized, executed and delivered by the Bank and, together with any Subscription Agreement in respect of any Tranche of Covered Bonds, constitute legal, valid, binding and enforceable obligations of the Bank subject, as to enforcement, bankruptcy, insolvency, reorganization and the laws of general applicability relating to or affecting creditor's rights and to general equity principles;

(l)
the Issuer is not an "investment company" as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, Investment Company Act);

(m)
any auditors who audited the financial statements incorporated by reference into the Registration Statement (any such auditor, an Auditor) were independent registered chartered accountants for the period covered by such financial statements as required by the Act, the Exchange Act, and the regulations thereunder, and the Bank Act (Canada);

(n)
the audited consolidated financial statements contained in the Annual Report and any interim financial statements (audited or unaudited) published subsequently thereto and incorporated by reference in the Registration Statement or included, in whole or in part, in the Prospectus (and any amendments or supplements thereto), the Time of Sale Information and the Prospectus, together with related schedules and notes, comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly and, in all material respects, accurately the consolidated financial position of the Bank and its subsidiaries as of the respective dates of such statements and the consolidated results of operations of the Bank and its subsidiaries for the periods they cover or to which they relate and such financial statements have been prepared in conformity with International Financial Reporting Standards in Canada and with accounting policies prescribed under the Bank Act (Canada), including the accounting requirements of the Superintendent of Financial Institutions, applied on a consistent basis throughout the periods involved (unless and to the extent otherwise stated therein); the financial information and statistical data relating to the Issuer in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus;

(o)
the Covered Bonds of each Tranche have been duly authorized by the Issuer and, when executed, authenticated and delivered in accordance with the Agency Agreement will constitute legal, valid, binding and enforceable obligations of the Issuer;

(p)
the Trust Deed has been duly qualified under the Trust Indenture Act; and the Trust Deed conforms, and the Covered Bonds of any particular issuance of Covered Bonds will conform, to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented to relate to such issuance of Covered Bonds;

(q)
the execution and delivery of this Agreement, the Agency Agreement, the Mortgage Sale Agreement, the other Transaction Documents to which the Bank is a party and the entry into, execution and delivery of the Subscription Agreement and the issue and sale of the relevant Covered Bonds and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Bank Act (Canada) or any by-laws of the Bank, or the laws of the Province of Ontario, Canada or of the jurisdiction of the branch of the Bank issuing the relevant Covered Bonds or (B) violate, conflict with or result in a breach of any terms, conditions or provisions of, or constitute a default under, any indenture, trust deed, mortgage or other agreement or note to which the Bank is a party or by which it or any of its assets or properties is bound and which would be material in the context of the issue of the Covered Bonds, or (C) infringe any existing applicable law, rule, regulation, directive (including any relevant implementing measures), judgment, order or decree of Canada or the jurisdiction of the branch of the Bank issuing the relevant Covered Bonds or any political subdivisions of the foregoing having jurisdiction over the Bank or its assets or properties;

(r)
all authorizations, consents, approvals, filings, notifications and registrations required by the Bank for or in connection with the execution and delivery of this Agreement, and the Agency Agreement and (except in respect of registrations or notices of Transaction Documents in any land registry office or under any land registry statutes) the Mortgage Sale Agreement and the issue and sale of the Covered Bonds and the entering into and, where relevant, execution and delivery of the Subscription Agreement and the performance by the Bank of the obligations expressed to be undertaken by it herein and therein and the distribution of the Prospectus and the applicable Prospectus Supplement have been obtained and are in full force and effect or, as the case may be, have been effected;

(s)
save as may be disclosed in the Prospectus, since the last day of the period in respect of which the most recent consolidated financial statements of the Bank incorporated in the Prospectus have been prepared, there has been no material change in the financial or trading position, nor any material adverse change in the assets and liabilities, financial position, profits or losses or prospects, of the Bank and its subsidiaries taken as a whole;

(t)
save as may be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, neither the Bank nor any of its subsidiaries is, nor has been, involved in any governmental, legal, arbitration or administrative proceedings (including any such proceedings which are pending or threatened of which the Bank is aware) which have or may have had during the previous 12 months, either individually or in the aggregate, a material adverse effect on the financial position or profitability of the Bank and its subsidiaries taken as a whole;

(u)
the Bank acknowledges and agrees that the Dealers are acting solely in the capacity of an arm's length contractual counterparty to the Bank with respect to the offering of Covered Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Bank or any other person; additionally, the Dealers are not advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; the Bank shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealers shall have no responsibility or liability to the Bank with respect thereto; any review by the Dealers of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealers and shall not be on behalf of the Bank;

(v)
at the earliest time after the filing of the Registration Statement that the Bank or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Covered Bonds, and at the time of signing of the Subscription Agreement, the Bank was not an "ineligible issuer" as defined in Rule 405 under the Act;

(w)
save in the circumstances described in Condition 8.01(a) to (e), all amounts payable by the Bank in respect of the relevant Tranche of Covered Bonds, the Agency Agreement and under this Agreement or any Subscription Agreement may be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory thereof having power to tax or of the country in which the relevant branch of the Bank is located or any political sub-division thereof or authority or agency therein or thereof having power to tax, provided that such amounts are not payable under this Agreement or any Subscription Agreement in respect of services rendered by a Dealer in Canada;

(x)
as of the issue date of any Tranche (after giving effect to the issue of such Covered Bonds and of any other Covered Bonds to be issued, and to the redemption of any Covered Bonds to be redeemed, on or prior to such issue date), the aggregate principal amount outstanding (as defined in the Agency Agreement) of Covered Bonds issued pursuant to the Registration Statement will not exceed the Authorized Amount (as defined in Section 12 below) and of all covered bonds issued under the Agency Agreement will not exceed any other limits on the authorized amount of covered bonds to be outstanding under the Agency Agreement;

(y)
there exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, an Issuer Event of Default (as defined in the Terms and Conditions) in relation to any outstanding Covered Bond or, if the relevant Covered Bonds were then in issue, an Issuer Event of Default in relation to such Covered Bonds;

(z)	the Bank has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;

(aa)
there are no stamp, issue or other taxes or duties payable within the Province of Ontario or Canada on or in connection with the execution, delivery or performance of this Agreement, any Subscription Agreement or the Agency Agreement or in connection with the issue, sale, execution, delivery and performance of the Covered Bonds save in the circumstances described in Condition 8.01(a) and (b) and save to the extent that goods and services tax may be payable in respect of a fee paid to an investment dealer or other person for certain advisory services performed in Canada;

(bb)
each of the representations and warranties of the Bank in the Mortgage Sale Agreement (other than those for which remedy of repurchase or substitution is available) and in the other Transaction Documents to which it is a party is true and correct in all material respects as of the date it is expressed to be made;

(cc)
the Bank is able to pay its debts as and when due and will not become unable to do so in consequence of the execution by it of the Transaction Documents to which it is a party and the performance by it of the transactions envisaged by the Transaction Documents; and

(dd)
the Bank has not received notice of any litigation or claim calling into question its title to any material portion of the aggregate of the Related Security sold to the Guarantor LP under the Mortgage Sale Agreement or its rights to assign or declare a trust in respect of such Related Security to the Guarantor LP.

3.2	Upon the execution of the applicable Subscription Agreement, the Guarantor LP represents and warrants to, and agrees with, each Dealer the following:

(a)
the Guarantor LP is a limited partnership duly established and validly existing under the Limited Partnerships Act (Ontario), with full power, capacity and authority to own its properties and to conduct its business, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(b)
the Guarantor LP has full power and capacity to execute and deliver this Agreement, the Covered Bond Guarantee and the Agency Agreement and to undertake and to perform the obligations expressed to be assumed by it herein and therein, and has taken all necessary corporate or other action to approve and to authorize the same;

(c)
the Guarantor LP has full power and capacity to enter into each Subscription Agreement and, in respect of each Tranche of Covered Bonds, each Subscription Agreement and the Covered Bond Guarantee has been duly approved and authorized by all necessary corporate or other action;

(d)
this Agreement, the Covered Bond Guarantee, the Agency Agreement and the other Transaction Documents to which the Guarantor LP is a party have been duly authorized, executed and delivered by the Guarantor LP and constitute, legal, valid, binding and enforceable obligations of the Guarantor LP and each Subscription Agreement constitutes legal, valid, binding and enforceable obligations of the Guarantor LP subject, as to enforcement, bankruptcy, insolvency, reorganization and the laws of general applicability relating to or affecting creditor's rights and to general equity principles;

(e)
all authorizations, consents, approvals, filings, notifications and registrations required by the Guarantor LP for or in connection with the execution and delivery of this Agreement, the Covered Bond Guarantee, the Agency Agreement and the entering into and execution and delivery of the Subscription Agreement and the performance by the Guarantor LP of the obligations expressed to be undertaken by it herein and therein and the distribution of the Prospectus and the relevant Prospectus Supplement have been obtained and are in full force and effect or, as the case may be, have been effected;

(f)	the Guarantor LP is not an "investment company" as defined in the Investment Company Act;

(g)
the execution and delivery of this Agreement, the Covered Bond Guarantee, the Agency Agreement and the other Transaction Documents to which the Guarantor LP is a party and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Limited Partnerships Act (Ontario) or any constitutional documents of the Guarantor LP, the laws of the Province of Ontario, Canada or (B) violate, conflict with or result in a breach of any terms, conditions or provisions, any indenture, trust deed, mortgage or other agreement or note to which the Guarantor LP is a party or by which it or any of its assets or properties is bound and which would be material in the context of the issue of the Covered Bonds, or (C) infringe any existing applicable law, rule, regulation, directive (including any relevant implementing measures), judgment, order or decree of Canada or any political subdivisions of the foregoing having jurisdiction over the Guarantor LP or its assets or properties;

(h)
the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented, did not, as of their respective issue dates, contain an untrue statement of a material fact with respect to the Guarantor LP or the Covered Bond Guarantee or omit to state a material fact required to be stated therein with respect to the Guarantor LP or the Covered Bond Guarantee or necessary to make the statements therein with respect to the Guarantor LP or the Covered Bond Guarantee, in the light of the circumstances in which they were made, not misleading;

(i)
the Guarantor LP acknowledges and agrees that the Dealers are acting solely in the capacity of an arm's length contractual counterparty to the Guarantor LP with respect to the offering of Covered Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Guarantor LP or any other person; additionally, the Dealers are not advising the Guarantor LP or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; the Guarantor LP shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealers shall have no responsibility or liability to the Guarantor LP with respect thereto; any review by the Dealers of the Guarantor LP, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealers and shall not be on behalf of the Guarantor LP;

(j)
save as may be disclosed in the Prospectus, neither the Guarantor LP nor any of its subsidiaries is, nor has been, involved in any governmental, legal, arbitration or administrative proceedings (including any such proceedings which are pending or threatened of which the Guarantor LP is aware) which have or may have had during the previous 12 months, either individually or in the aggregate, a material adverse effect on the financial position or profitability of the Guarantor LP and its subsidiaries taken as a whole;

(k)
save in the circumstances described in Condition 8.01(a) to (e), all amounts payable by the Guarantor LP in respect of the relevant Tranche of Covered Bonds, the Agency Agreement the Covered Bond Guarantee and under this Agreement or any Subscription Agreement may be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory thereof having power to tax or any political sub-division thereof or authority or agency therein or thereof having power to tax, provided that such amounts are not payable under this Agreement or any Subscription Agreement in respect of services rendered by a Dealer in Canada;

(l)
there exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, a Guarantor LP Event of Default in relation to any outstanding Covered Bond;

(m)	the Guarantor LP has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;

(n)
there are no stamp, issue or other taxes or duties payable within the Province of Ontario or Canada on or in connection with the execution, delivery or performance of this Agreement, the Covered Bond Guarantee, the Agency Agreement or any Subscription Agreement or in connection with the issue, sale, execution, delivery and performance of the Covered Bond Guarantee save in the circumstances described in Condition 8.01(a) and (b) and save to the extent that goods and services tax may be payable in respect of a fee paid to an investment dealer or other person for certain advisory services performed in Canada;

(o)
each of the representations and warranties of the Guarantor LP (made in its capacity as such) in the Transaction Documents to which each is a party is true and correct in all material respects as of the date it is expressed to be made;

(p)
the Guarantor LP is able to pay its debts as and when due and will not become unable to do so in consequence of the execution by it of the Transaction Documents to which it is a party and the performance by it of the transactions envisaged by the Transaction Documents;

(q)
the Guarantor LP has not engaged in any activities since its incorporation other than (A) those incidental to any registration as a limited partnership under the Limited Partnerships Act (Ontario); (B) the authorization and execution of the Transaction Documents to which it is a party; (C) the activities referred to or contemplated in the Transaction Documents or in the Time of Sale Information and the Prospectus; or (D) the activities necessary to hold the Covered Bond Portfolio and its other assets in accordance with the terms of the Transaction Documents;

(r)
other than as set out in any of the Transaction Documents there exists no mortgage, lien, pledge or other charge or security interest on or over its assets and other than the Transaction Documents, it has not entered into any material indenture or trust deed; and

(s)
subject to the laws of bankruptcy and other laws affecting the rights of creditors generally, its obligations under the Covered Bond Guarantee and the Transaction Documents to which it is a party will be secured in the manner provided in the Security Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE DEALERS

4.1	Each Dealer also represents, and warrants to, and agrees with, the Bank, that:

(a)
it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Covered Bonds or possesses or distributes the Preliminary Prospectus or the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Covered Bonds under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales;

(b)
it will not offer or sell any Covered Bonds acquired pursuant to this Agreement or any Subscription Agreement, directly or indirectly, in Canada or to any resident of Canada without the consent of the Bank, and further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to any Covered Bonds that may be entered into by such Dealer;

(i)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended) (the FSMA)) received by it in connection with the issue or sale of Covered Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Guarantor LP or, in the case of the Issuer, would not, if the Issuer was not an authorized person, apply to the Issuer; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Covered Bonds in, from or otherwise involving the United Kingdom;

(c)
in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Covered Bonds to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Covered Bonds to the public in that Relevant Member State:

(i)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer(s) nominated by the Issuer for any such offer;

(iii)	at any time if the denomination per Covered Bond being offered amounts to at least €100,000; or

(iv)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Covered Bonds referred to in (i) to (iv) above shall require the publication by the Issuer or any Dealer(s) of a prospectus pursuant to Article 3 of the Prospectus Directive or supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of Covered Bonds to the public in relation to any Covered Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Covered Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Covered Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

All references in this document to the European Economic Area or EEA are to the Member States of the European Union together with Iceland, Norway and Liechtenstein; and

(d)
the Covered Bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the FIEA) and each Dealer has represented and agreed that it will not offer or sell any Covered Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

4.2
With regard to each Covered Bond, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in the relevant Prospectus Supplement.

5.	ACCEPTANCE OF APPOINTMENT AS DEALERS

5.1	(a)
On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Dealers hereby severally and not jointly agrees, upon receipt of instructions from the Bank, to act as agent of the Bank and to use its reasonable efforts to solicit and receive offers to purchase a particular Covered Bond or Covered Bonds from the Bank upon the terms and conditions set forth in the Time of Sale Information and the Prospectus as amended or supplemented from time to time.  Each Dealer shall solicit offers to purchase only Covered Bonds having such terms, and shall solicit such offers only during such periods, as the Bank shall instruct such Dealer.  The appointment of the Dealers hereunder is not exclusive and the Bank may from time to time offer Covered Bonds for sale otherwise than to or through a Dealer.  It is understood that if from time to time the Bank is approached by a prospective agent offering to solicit a specific purchase of Covered Bonds, the Bank may enter into an agreement with such agent with respect to such specific purchase upon such terms as the Bank and such agent may agree.  These provisions shall not limit Section 7(f) hereof or any similar provision included in any Subscription Agreement.

(b)
Procedural details relating to the issue and delivery of Covered Bonds, the solicitation of offers to purchase Covered Bonds and the payment in each case therefor shall be as set forth in the Administrative Procedures Memorandum attached hereto as Annex 2 as it may be amended from time to time by written agreement between the Dealers and the Bank (the Administrative Procedure).  The provisions of the Administrative Procedure (except as otherwise stated in an applicable Subscription Agreement) shall apply to all transactions contemplated hereunder.  Each Dealer and the Bank agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure.  The Bank will furnish to the Bond Trustee a copy of the Administrative Procedure as from time to time in effect.

(c)
The Bank reserves the right, in its sole discretion, at any time when the Bank has instructed any Dealer to solicit offers to purchase the Covered Bonds, to instruct such Dealer to suspend, for any period of time or permanently, the solicitation of offers to purchase the Covered Bonds.  As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Bank, such Dealer will suspend solicitation of offers to purchase Covered Bonds from the Bank until such time as the Bank has instructed such Dealer to resume such solicitation.  During such period, the Bank shall not be required to comply with the provisions of Sections 7(h), 7(i), 7(k), 7(l) and 7(m) with regard to such Dealer.  Upon advising such Dealer that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents (if any) required to be delivered by Sections 7(h), 7(i), 7(k), 7(l) and 7(m), and such Dealer shall have no obligation to solicit offers to purchase the Covered Bonds until such documents have been received by such Dealer.  In addition, any failure by the Bank to comply with its obligations hereunder, including its obligations to deliver the documents required by Sections 7(h), 7(i), 7(k), 7(l) and 7(m), with regard to any Dealer shall terminate such Dealer's obligations hereunder unless such Dealer subsequently affirms in writing its obligations hereunder, including its obligations to solicit offers to purchase the Covered Bonds hereunder as agent or to purchase Covered Bonds hereunder as principal.

(d)
The Bank agrees to pay each Dealer a commission, at the time of settlement of any sale of a Covered Bond by the Bank as a result of a solicitation made by such Dealer, in an amount equal to between 0.0% and 1.0% of the principal amount of such Covered Bond sold, depending upon the stated maturity of such Covered Bond, or in such other amount as may be agreed between the Dealer and the Bank and as set forth in the Prospectus Supplement under the caption "Supplemental Plan of Distribution."

5.2	(a)
Each sale of Covered Bonds by the Bank to any Dealer as principal shall be made in accordance with the terms of this Agreement and (unless the Bank and such Dealer shall otherwise agree) a Subscription Agreement which will provide for the sale of such Covered Bonds by the Issuer to, and the purchase thereof by, such Dealer; such Subscription Agreement may also specify certain provisions relating to the reoffering of such Covered Bonds by such Dealer; the commitment of any Dealer to purchase Covered Bonds as principal, whether pursuant to any Subscription Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth.  Each Subscription Agreement shall specify the principal amount of Covered Bonds to be purchased by any Dealer pursuant thereto, the price to be paid to the Bank for such Covered Bonds, any provisions relating to rights of, and default by, underwriters acting together with such Dealer in the reoffering of the Covered Bonds and the time and date and place of delivery of and payment for such Covered Bonds.  Such Subscription Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 7 hereof and such Subscription Agreement may also include such other provisions (including provisions that modify this Agreement insofar as it sets forth the agreement between the Issuer and such Dealer) as the Bank and such Dealer may agree upon.  Unless otherwise specified in a Subscription Agreement, each Dealer proposes to offer Covered Bonds purchased by it as principal from the Bank for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Covered Bonds are purchased by such Dealer from the Bank.

(b)
For each sale of Covered Bonds by the Bank to a Dealer as principal that is not made pursuant to a Subscription Agreement, the Bank agrees to pay such Dealer a commission (or grant an equivalent discount) as provided in Section 5.1(d) hereof or in such amount as may be agreed between such Dealer and the Bank.

(c)
Each time and date of delivery of and payment for Covered Bonds to be purchased from the Bank by a Dealer as principal, whether set forth in a Subscription Agreement or in accordance with the Administrative Procedure, is referred to herein as a Time of Delivery.

5.3
Each Dealer agrees, with respect to any Covered Bond denominated in a currency other than U.S. dollars, and whether acting as agent, as principal under any Subscription Agreement or otherwise (including, in the case of RBC Capital Markets, LLC, in any Secondary Market Transaction), not to solicit offers to purchase or otherwise offer, sell or deliver such Covered Bond, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.

6.	CLOSING DATE

The documents required to be delivered pursuant to Section 10 hereof on the Closing Date (as defined below) shall be delivered to the Dealers at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York  10104, at 10:00 a.m., New York City time, on the Closing Date, which time of such delivery may be postponed by agreement between the Dealers and the Bank.

7.	CERTAIN AGREEMENTS OF THE BANK AND THE GUARANTOR LP

Each of the Bank and the Guarantor LP agrees with each Dealer:

(a)	(i)
that the Bank will file the Programme Prospectus, the Preliminary Prospectus and the Prospectus, each as amended and supplemented in a form approved by the Dealers, with the Commission within the time periods specified by the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act and will file promptly all reports and other information required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Covered Bonds;

(ii)
to make no amendment or supplement to the Registration Statement, the Programme Prospectus, the Time of Sale Information or the Prospectus (A) except as required by law, after the date of any Subscription Agreement or other agreement by a Dealer to purchase Covered Bonds as principal and prior to the related Time of Delivery if such amendment or supplement is reasonably objected to by any Dealer party to such Subscription Agreement or so purchasing as principal promptly after reasonable notice thereof or (B) during the period beginning the date of any Subscription Agreement or other agreement by a Dealer to purchase Covered Bonds as principal and continuing for as long as may be required under applicable law, in the reasonable judgment of RBC Capital Markets, LLC after consultation with the Bank, in order to offer and sell any Covered Bonds in Secondary Market Transactions as contemplated by the Prospectus (the Secondary Transactions Period), which shall be reasonably disapproved by RBC Capital Markets, LLC promptly after notice thereof;

(iii)
that before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Bank will furnish to the Dealers and counsel for the Dealers a copy of the proposed Issuer Free Writing Prospectus for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Dealers reasonably object;

(iv)
to prepare, with respect to any Covered Bonds to be sold through or to such Dealer pursuant to this Agreement, a Prospectus Supplement with respect to such Covered Bonds in a form previously approved by such Dealer and to file such Prospectus Supplement (or components thereof, as the case may be) with the Commission within such time as may be required by the Act;

(v)
for so long as the delivery of a prospectus is required in connection with the offering or sale of the Covered Bonds (including, in the case of RBC Capital Markets, LLC, in any Secondary Market Transactions during the Secondary Transactions Period), to advise the Dealers (with confirmation in writing), promptly after it receives notice thereof, of: (A) the time when any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus has been filed or becomes effective or any supplement to the Preliminary Prospectus, the Prospectus or any amendment thereof, or of any Issuer Free Writing Prospectus, has been filed with the Commission;  (B) the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness or the use of any prospectus relating to the Covered Bonds or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (C) the suspension of the qualification of the Covered Bonds for offering or sale in any jurisdiction; (D) the initiation or threatening of any proceeding for any such purpose; (E) other than in each case with respect to any report filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information relating to the Covered Bonds, the Registration Statement, the Preliminary Prospectus or the Prospectus; or (F) of the occurrence of any event within six months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Covered Bonds (including Covered Bonds purchased from the Bank by a Dealer as principal and including, in the case of RBC Capital Markets, LLC, in any Secondary Market Transactions during the Secondary Transactions Period) as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and

(vi)
in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the Covered Bonds or suspending any such qualification (or if any such action is known to be pending), to use promptly its best efforts to obtain its withdrawal (or prevent its issuance);

(b)
from time to time to take such action as such Dealer may reasonably request to qualify the Covered Bonds for offering and sale under the securities laws of such states of the United States of America as such Dealer may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Covered Bonds (including, in the case of RBC Capital Markets, LLC, in any Secondary Market Transactions during the Secondary Transactions Period), provided that in connection therewith the Bank shall not be required to file a prospectus or equivalent document or to qualify as a foreign corporation or to subject itself to taxation as doing business or to file a general consent to service of process in any jurisdiction;

(c)	(i)
during the Prospectus Delivery Period (as defined below), to furnish such Dealer with copies of the Prospectus as amended or supplemented (other than any Prospectus Supplement (except as provided in the Administrative Procedures)) and of each Issuer Free Writing Prospectus in such quantities as such Dealer may reasonably request; as used herein, the term Prospectus Delivery Period means such period of time after the first date of the public offering of the Covered Bonds as in the opinion of counsel for the Dealers a prospectus relating to the Covered Bonds is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Covered Bonds by any Dealer or dealer;

(ii)
(A) if the delivery of a Prospectus is required at any time prior to six months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Covered Bonds (including Covered Bonds purchased from the Bank by such Dealer as principal and including, in the case of RBC Capital Markets, LLC, in any Secondary Market Transactions during the Secondary Transactions Period), and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act, to notify such Dealer and request such Dealer, in its capacity as agent of the Bank, to suspend solicitation of offers to purchase Covered Bonds from the Bank (and, if so notified, such Dealer shall cease such solicitations as soon as practicable, but in any event not later than one business day in New York City later); and if the Bank shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act, to so advise such Dealer promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance, provided, however, that if the Bank sells Covered Bonds to one or more Dealers as principal pursuant to a Subscription Agreement, the Bank shall be required to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act and (B) if at any time prior to the Time of Delivery or Closing Date (I) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (II) it is necessary to amend or supplement the Time of Sale Information to comply with the Securities Act, the Bank will immediately notify the Dealers thereof and forthwith prepare and, subject to Section (a) above, file with the Commission (to the extent required) and furnish to the Dealers and to such dealers as the Dealers may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with the Securities Act;

(iii)
notwithstanding clause (ii) above, if during the period specified in such clause such Dealer continues to own Covered Bonds purchased from the Bank by such Dealer as principal or such Dealer is otherwise required to deliver a prospectus in respect of transactions in the Covered Bonds (including, in the case of RBC Capital Markets, LLC, in any Secondary Market Transactions during the Secondary Transactions Period), to promptly prepare and file with the Commission such an amendment or supplement and furnish without charge to such Dealer as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that the Bank may elect, upon notice to RBC Capital Markets, LLC, not to comply with this clause (iii) with respect to any Secondary Market Transaction, but only for a period or periods that the Bank reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of twelve consecutive calendar months.  Upon receipt of any such notice, RBC Capital Markets, LLC shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Bank that it may resume using such document (or such document as it may be amended or supplemented);

(d)
if not available in EDGAR, the Bank will make generally available to its security holders and the Dealers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Bank occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

(e)
so long as any Covered Bonds are outstanding, if not available in EDGAR, to furnish to such Dealer copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to such Dealer (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Bank is listed;

(f)
that, if required pursuant to the terms of a Subscription Agreement, from the date of such Subscription Agreement with such Dealer or other agreement by such Dealer to purchase Covered Bonds as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Covered Bonds purchased thereunder, as notified to the Bank by such Dealer, and (ii) the related Time of Delivery, the Bank will not, without the prior written consent of such Dealer, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank which are substantially similar to the Covered Bonds except pursuant to this Agreement or any Subscription Agreement, or except in an offering of covered bonds that are not and are not required to be registered under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of covered bonds (other than in Secondary Market Transactions);

(g)
that each acceptance by the Bank of an offer to purchase Covered Bonds hereunder (including any purchase from the Bank by such Dealer as principal not pursuant to a Subscription Agreement), and each execution and delivery by the Bank of a Subscription Agreement with such Dealer, shall be deemed to be an affirmation to such Dealer that the representations and warranties of the Bank and the Guarantor LP contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Subscription Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Covered Bonds relating to such acceptance or as of the Time of Sale or the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented relating to such Covered Bonds);

(h)
each time the Bank sells Covered Bonds to such Dealer as principal pursuant to a Subscription Agreement and such Subscription Agreement specifies the delivery of a written opinion or opinions by Davis Polk & Wardwell LLP and/or Allen & Overy LLP under this Section 7(h) as a condition to the purchase of Covered Bonds pursuant to such Subscription Agreement, the Bank shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Dealer the opinion or opinions referred to in Section 10(d);

(i)
each time the Bank sells Covered Bonds to such Dealer as principal pursuant to a Subscription Agreement and such Subscription Agreement specifies the delivery of a written opinion under this Section 7(i) as a condition to the purchase of Covered Bonds pursuant to such Subscription Agreement, the Bank shall cause Norton Rose Fulbright Canada LLP, Canadian counsel for the Bank, to furnish such Dealer a written opinion, dated the Time of Delivery relating to such sale in form satisfactory to such Dealer, to the effect that such Dealer may rely on the opinion of such counsel referred to in Section 10(b) hereof which was last furnished to such Dealer to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 10(b) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(j)
each time the Bank sells Covered Bonds to such Dealer as principal pursuant to a Subscription Agreement, the Bank shall furnish to such Dealer evidence that it is registered as a registered issuer in the Registry and the Programme is registered in the Registry;

(k)
each time the Bank sells Covered Bonds to such Dealer as principal pursuant to a Subscription Agreement and such Subscription Agreement specifies the delivery of a written opinion under this Section 7(k) as a condition to the purchase of Covered Bonds pursuant to such Subscription Agreement, the Bank shall cause Sullivan & Cromwell LLP and/or Morrison & Foerster LLP, United States counsel for the Bank, to furnish such Dealer a written opinion, dated the Time of Delivery relating to such sale, in form satisfactory to such Dealer, to the effect that such Dealer may rely on the opinion of such counsel referred to in Section 10(c) hereof which was last furnished to such Dealer to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 10(c) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(l)
each time the Bank sells Covered Bonds to such Dealer as principal pursuant to a Subscription Agreement and such Subscription Agreement specifies the delivery of a letter under this Section 7(l) as a condition to the purchase of Covered Bonds pursuant to such Subscription Agreement, the Bank shall cause the Auditors to furnish such Dealer a letter, dated the date of such amendment, supplement or incorporation or the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Dealer, of the same tenor as the letter referred to in Section 10(e) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended or supplemented to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 10(e) hereof which was last furnished to such Dealer;

(m)
each time the Bank sells Covered Bonds to such Dealer as principal and the applicable Subscription Agreement specifies the delivery of a certificate under this Section 7(m) as a condition to the purchase of Covered Bonds pursuant to such Subscription Agreement, the Bank shall furnish or cause to be furnished forthwith to such Dealer a certificate signed by an authorized officer (with a title of "Senior Vice President" or higher or any two "Vice Presidents" acting together) of the Bank, dated the date of such supplement, amendment or incorporation or the Time of Delivery relating to such sale, as the case may be, to the effect that the statements contained in the certificate referred to in Section 10(j) hereof which was last furnished to such Dealer are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date), or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in said Section 10(j) but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(n)
save to the extent expressly contemplated in the Transaction Documents, not to terminate any of the Transaction Documents to which it is a party and not to make or permit to become effective any amendment to the Transaction Documents which amendment may adversely affect the interests of any Dealer or any holder of any outstanding Covered Bonds and promptly notify each Dealer of any proposed amendment to or termination of the Transaction Documents concerning the Programme generally whether or not adversely affecting the interests of any Dealer or any holder of any outstanding Covered Bonds; and

(o)
each time the Bank sells Covered Bonds to such Dealer as principal pursuant to a Subscription Agreement and such Subscription Agreement specifies the delivery of a letter under this Section 7(o) as a condition to the purchase of Covered Bonds pursuant to such Subscription Agreement, the Bank shall cause the Auditors to furnish such Dealer a letter, dated the Time of Delivery relating to such sale in form satisfactory to such Dealer, to the effect that such Dealer may rely on the letter of the Auditors referred to in Section 10(k) hereof which was last furnished to the Bank to the same extent as though such Dealer were an addressee to such letter; provided, however, that if such Dealer reasonably believes that the assets comprising the Covered Bond Portfolio have changed materially since the date of such letter that was last furnished to the Bank, such Dealer may request that the Bank procure that the Auditors update the procedures undertaken in such letter and provide an updated letter to the Dealer.

8.	CERTAIN AGREEMENTS OF THE DEALERS

Each Dealer hereby represents and agrees that

(a)
it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Bank and not incorporated by reference into the Registration Statement and any press release issued by the Bank) other than (i) a free writing prospectus consisting of preliminary or final pricing information, or other Covered Bond terms that are contained in the form of final term sheet, which free writing prospectus is not required to be filed with the Commission under Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed on Schedule 2 to the relevant Subscription Agreement or other agreement in respect of a specific offering of Covered Bonds in the form of Schedule 2 to the Subscription Agreement or prepared pursuant to Section 7(a) above or (iii) any free writing prospectus prepared by a Dealer and approved by the Bank in advance in writing (each such free writing prospectus referred to in Sections (i) or (iii), a Dealer Free Writing Prospectus);

(b)	it has not and will not distribute any Dealer Free Writing Prospectus referred to in clause 8(a)(i) above in a manner reasonably designed to lead to its broad unrestricted dissemination;

(c)
it has not and will not, without the prior written consent of the Bank, use any free writing prospectus that contains the final terms of the Covered Bonds unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Dealers may use a term sheet substantially in the form of Schedule 3 to the Subscription Agreement, and a Bloomberg term sheet that contains some or all of the information to be included in Schedule 3 to the Subscription Agreement, without the consent of the Bank; provided further that any Dealer using such agreed term sheet shall notify the Bank, and provide a copy of such term sheet to the Bank, prior to, or substantially concurrently with, the first use of such term sheet;

(d)	it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act; and

(e)
it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Bank if any such proceeding against it is initiated during the Prospectus Delivery Period).

The Bank, the Guarantor LP and Dealers each agrees that any free writing prospectus prepared by it shall contain the legend required by Rule 433 under the Act.

9.	PAYMENT OF CERTAIN EXPENSES

The Bank covenants and agrees with each Dealer that the Bank will pay or cause to be paid the following:

(a)
the fees, disbursements and expenses of the Bank's counsel and accountants in connection with the registration of the Covered Bonds under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Prospectus Supplements, any Issuer Free Writing Prospectus, any Time of Sale Information and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Dealer;

(b)
the cost of printing or producing this Agreement, any Subscription Agreement, the Trust Deed, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Covered Bonds;

(c)
all expenses in connection with the qualification of the Covered Bonds for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Dealers in connection with such qualification and in connection with the Blue Sky Memorandum;

(d)	any fees charged by securities rating services for rating the Covered Bonds;

(e)
any filing fees incident to, and the fees and disbursements of counsel for the Dealers in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Covered Bonds;

(f)	the cost of preparing the Covered Bonds;

(g)
the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Bank and the fees and disbursements of counsel for the Trustee or such agent in connection with the Trust Deed and the Covered Bonds; and

(h)	all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

It is understood, however, that, except as provided in this Section, and Section 10 hereof, the Dealers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Covered Bonds by them, and any advertising expenses connected with any offers they may make; provided, however, that the reasonable fees and disbursements of the Dealers' counsel for the establishment of the Programme shall be paid by the Bank.

10.	CONDITIONS TO THE OBLIGATIONS OF THE DEALERS

The obligation of any Dealer, as agent of the Bank, at any time (Solicitation Time) to solicit offers to purchase the Covered Bonds from the Bank and the obligation of any Dealer to purchase Covered Bonds from the Bank as principal, pursuant to any Subscription Agreement or otherwise, shall in each case be subject to the condition that all representations and warranties and other statements of the Bank and Guarantor LP herein (and, in the case of an obligation of a Dealer under a Subscription Agreement, in or incorporated by reference in such Subscription Agreement) are true and correct at and as of any applicable date referred to in Section 7(m) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or at and as of both such Time of Delivery and Time of Dealer Purchase, as the case may be (Time of Dealer Purchase shall mean, with respect to any obligation of an Dealer to purchase Covered Bonds as principal, the time when the related Subscription Agreement becomes effective or if there is no Subscription Agreement, the time when the Dealer otherwise becomes committed to purchase the Covered Bonds); the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Bank shall have performed all of its obligations hereunder and under any applicable Subscription Agreement theretofore to be performed; and the following additional conditions:

(a)	(i)
the Registration Statement (or if a post-effective amendment thereto is required to be filed under the Act, such post-effective amendment) shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 7(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Dealers;

(ii)
evidence that the Bank is registered as a registered issuer in the Registry and the Covered Bond Programme is registered in the Registry and the Bank’s right to issue Covered Bonds under the Programme is not suspended by CMHC;

(iii)
there shall not have occurred any downgrading in the rating accorded the Covered Bonds by Standard and Poor's Credit Market Services Europe Ltd., Moody's Investors Service, Inc., Fitch, Inc. or DBRS Limited, or any public announcement by any such organization of an intended or potential downgrading of the Covered Bonds;

(iv)
there shall have been no material adverse change in the financial condition, earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (as amended or supplemented prior to the Solicitation Time or Time of Delivery, as the case may be), which, in the judgment of such Dealer, makes it impracticable to proceed with the solicitation by such Dealer of offers to purchase Covered Bonds from the Bank or the purchase by such Dealer of Covered Bonds from the Bank as principal, as the case may be, on the terms and in the manner contemplated in the Subscription Agreement, Registration Statement, the Time of Sale Information and the Prospectus as first amended or supplemented relating to the Covered Bonds to be delivered at the relevant Time of Delivery;

(v)	the Bank and the Guarantor LP not being in breach of this Agreement, any Transaction Document or any Subscription Agreement;

(b)
Norton Rose Canada LLP, Canadian counsel for the Bank and the Guarantor LP, shall have furnished to such Dealer their written opinions, dated the Closing Date and each applicable date referred to in Section 7(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Dealer with respect to the Registration Statement, the Prospectus, the Time of Sale Information, the Covered Bonds and such other matters that such Dealer may reasonably request;

(c)
Sullivan & Cromwell LLP and/or Morrison & Foerster LLP, each United States counsel for the Bank, shall have furnished to such Dealer their written opinions, dated the Closing Date and each applicable date referred to in Section 7(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Dealer with respect to the Registration Statement, the Prospectus, the Time of Sale Information, the Covered Bonds and such other matters that such Dealer may reasonably request;

(d)
Davis Polk & Wardwell LLP and/or Allen & Overy LLP, each counsel for the Dealers, shall have furnished to such Dealer their written opinions, dated the Closing Date and each applicable date referred to in Section 7(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Dealer with respect to the Registration Statement, the Prospectus, the Time of Sale Information, the Covered Bonds and such other matters that such Dealer may reasonably request;

(e)
not later than 10:00 a.m., New York City time, on the Closing Date and on each applicable date referred to in Section 7(l) hereof that is on or prior to such Solicitation Time or Time of Delivery, such Dealer shall have received, in form and substance reasonably satisfactory to the Dealers, from the Auditor, constituting statements and information of the type ordinarily included in accountants' "comfort letters" to Dealers with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus;

(f)
the Dealer(s) being satisfied that all authorizations, consents, approvals, filings and registrations, if any, required in connection with the relevant Covered Bonds have been obtained and are in full force and effect;

(g)	any calculations or determinations which are required by the Terms and Conditions of the relevant Covered Bonds to be made prior to the date of issue of such Covered Bonds having been duly made;

(h)
subject to Section 12, the aggregate nominal amount of the Covered Bonds to be issued, when added to the aggregate nominal amount of all Covered Bonds outstanding on the proposed Issue Date (excluding for this purpose Covered Bonds due to be redeemed on the Issue Date) not exceeding the Authorized Amount;

(i)	on or after the date hereof or of any applicable Subscription Agreement there shall not have occurred any of the following:

(i)	a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange;

(ii)	a material disruption in securities settlement, payment or clearance services in the United States;

(iii)
a general moratorium on commercial banking activities in The City of New York or the City of Toronto, declared by either United States federal, New York State, Canadian federal or Ontario provincial authorities, as the case may be; or

(iv)
an outbreak or escalation of hostilities or other calamity or crisis having an adverse effect on the financial markets of the United States of America, which, in the judgment of such Dealer makes it impracticable to proceed with the solicitation of offers to purchase Covered Bonds or the purchase of the Covered Bonds from the Bank as principal pursuant to the applicable Subscription Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Covered Bonds to be delivered at the relevant Time of Delivery;

(j)
each of the Bank and the Guarantor LP shall have furnished or caused to be furnished to such Dealer a certificate signed by an executive officer of the Bank or the Guarantor LP (as applicable) dated the Closing Date and each applicable date referred to in Section 7(m) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, to the effect set forth in Section 10(a)(i) and (ii) above and to the effect that the representations and warranties of the Bank or the Guarantor LP (as applicable) contained in this Agreement are true and correct as of the Closing Date or such applicable date, as the case may be, and that the Bank or the Guarantor LP (as applicable) has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or such applicable date, as the case may be; and

(k)
not later than 10:00 a.m., New York City time, on the Closing Date and on each applicable date referred to in Section 7(o) hereof that is on or prior to such Solicitation Time or Time of Delivery, such Dealer shall have received, in form and substance reasonably satisfactory to the Dealers, from the Auditor, an "agreed upon procedures letter" with respect to the Auditor's review of certain assets comprising the Covered Bond Portfolio.

11.	INDEMNIFICATION AND CONTRIBUTION

(a)
The Bank agrees to indemnify and hold harmless each Dealer, its affiliates, directors and officers and each person, if any, who controls any Dealer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto, any Issuer Free Writing Prospectus, the Time of Sale Information or any Net Roadshow or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Bank by any Dealer expressly for use therein. The indemnity agreement set forth in this Section 11(a) shall be in addition to any liabilities that the Bank may otherwise have.

(b)
Each Dealer agrees, severally and not jointly, to indemnify and hold harmless the Bank, the Guarantor LP, their directors, officers, authorized representative or representatives in the United States, and each person, if any, who controls the Bank or the Guarantor LP within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Bank to each Dealer, but only with reference to information furnished in writing by such Dealer expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any Preliminary Prospectus, in each case as amended or supplemented, it being understood and agreed that the only such information is that set out under the heading "Dealer Information" in Schedule 2 to the relevant Subscription Agreement. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that the relevant Dealer may otherwise have.

(c)
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the indemnified party) shall promptly notify the person against whom such indemnity may be sought (the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify promptly the indemnifying party will not relieve it from liability unless and to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Dealers in the case of parties indemnified pursuant to Section 11(a) and by the Bank in the case of parties indemnified pursuant to Section 11(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)
If the indemnification provided for in Sections 11(a) and 11(b) hereof is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand, and the Dealers on the other, from the offering of the Covered Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand, and of the Dealers on the other, in connection with the acts which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Bank on the one hand, and the Dealers on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total underwriting commissions received by the Dealers, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Bank and of the Dealers shall be determined by reference to the relevant acts which resulted in such losses, claims, damages or liabilities, which where such act is the making of an untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact, includes whether such statement or omission, as the case may be, relates to information supplied by the Bank or by the Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
The Bank and the Dealers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Dealers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Covered Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Dealer has otherwise been required to pay.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Dealers' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

12.	INCREASE IN AUTHORIZED AMOUNT

12.1
The Bank and the Guarantor LP may, from time to time, by giving ten days' notice by letter to each of the Dealers (with a copy to the other Paying Agents and the Registrars), increase the Authorized Amount.

12.2
Notwithstanding the provisions of Section 12.1 above, no increase shall be effective unless and until (a) each of the Dealers shall have received in form, number and substance reasonably satisfactory to each such Dealer, such documents and confirmations as such Dealer may reasonably request including, without limitation, Auditors' letters and any supplemental or updated Prospectus as required by the Commission and (b) the Bank and the Guarantor LP shall have complied with all legal and regulatory requirements necessary for the issuance of, and performance of obligations under, Covered Bonds up to such new Authorized Amount and upon such increase taking effect, all references in this Agreement to the Authorized Amount being in a certain principal amount shall be to the increased principal amount.

13.	AGENCY

Each Dealer, in soliciting offers to purchase Covered Bonds from the Bank and in performing the other obligations of such Dealer hereunder (other than in respect of any purchase by a Dealer as principal, pursuant to a Subscription Agreement or otherwise), is acting solely as agent for the Bank and not as principal.  Each Dealer will make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Covered Bonds from the Bank was solicited by such Dealer and has been accepted by the Bank, but such Dealer shall not have any liability to the Bank in the event such purchase is not consummated for any reason.  If the Bank shall default on its obligation to deliver Covered Bonds to a purchaser whose offer it has accepted, the Bank shall (a) hold each Dealer harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (b) notwithstanding such default, pay to the Dealer that solicited such offer any commission to which it would be entitled in connection with such sale.

14.	SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS

The respective indemnities, agreements, representations, warranties and other statements of the Bank, the Guarantor LP and the several Dealers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any (a) termination of this Agreement or (b) investigation (or any statement as to the results thereof) made by or on behalf of any Dealer or any controlling person of any Dealer, or the Bank or Guarantor LP (as applicable), or any officer or director or controlling person of the Bank or Guarantor LP (as applicable), and shall survive delivery of and payment for any of the Covered Bonds.

15.	SUSPENSION OR TERMINATION; ADDITIONAL DEALERS; AMENDMENTS

(a)
The provisions of this Agreement relating to the solicitation of offers to purchase Covered Bonds from the Bank may be suspended or terminated at any time by the Bank as to any Dealer or by any Dealer as to such Dealer upon the giving of written notice of such suspension or termination to such Dealer or the Bank, as the case may be.  In the event of such suspension or termination with respect to any Dealer, (i) this Agreement shall remain in full force and effect with respect to any Dealer as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Covered Bonds which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination (including all Covered Bonds that may be the subject of a Secondary Market Transaction at any time during the Secondary Transactions Period) and (iii) in any event, this Agreement shall remain in full force and effect insofar as Sections 5.1(d), 7(d), 7(e), 9, 11, 13, 14 and 25 hereof are concerned.

(b)
The Bank, in its sole discretion, may appoint one or more additional parties to act as Dealers hereunder from time to time.  Any such appointment shall be made in writing signed by the Bank and the party so appointed.  Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Bank and such other party.  When such appointment is effective, such other party shall be deemed to be one of the Dealers referred to in, and to have the rights and obligations of a Dealer under, this Agreement, subject to the terms and conditions of such appointment.  The Bank shall deliver a copy of such appointment to each other Dealer promptly after it becomes effective.

(c)	The Bank, in its sole discretion, may increase the aggregate initial offering price of the Covered Bonds from time to time without consent of, or notice to, any Dealer.

(d)
The Bank and any Dealer may amend any provision of this Agreement with respect to such Dealer without consent of, or notice to, any other Dealer.  Any such amendment shall be made in a writing signed by the Bank and each Dealer that is a party to such amendment.  In the event of such amendment, this Agreement shall remain in full force and effect with respect to any Dealer that is not a party to such amendment (without giving effect to such amendment with respect to such Dealer) unless suspended or terminated with respect to such Dealer pursuant to clause (a) of this Section 15.

16.	DEFAULT BY DEALER

The following terms shall apply to any Subscription Agreement if provided for therein:

(a)
If any Dealer shall default in its obligation to purchase the Covered Bonds which it has agreed to purchase pursuant to such Subscription Agreement, the representatives named in such Subscription Agreement may in their discretion arrange for the representatives or another party or other parties to purchase such Covered Bonds on the terms provided by such Subscription Agreement.  If within thirty-six hours after such default by any Dealer the representatives do not arrange for the purchase of such Covered Bonds, then the Bank shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the representatives to purchase such Covered Bonds on such terms.  In the event that, within the respective prescribed periods, the representatives notify the Bank that they have so arranged for the purchase of such Covered Bonds, or the Bank notifies the representatives that it has so arranged for the purchase of such Covered Bonds, the representatives or the Bank shall have the right to postpone the Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Bank agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Information or the Prospectus which in the representatives' opinion may thereby be made necessary.  The term Dealer as used with respect to such Subscription Agreement shall include any person substituted under this Section 16 (if applicable) with like effect as if such person had originally been a party to such Subscription Agreement.

(b)
If, after giving effect to any arrangements for the purchase of the Covered Bonds of a defaulting Dealer or Dealers by the representatives and the Bank as provided in clause (a) above, the aggregate principal amount of such Covered Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Covered Bonds covered by such Subscription Agreement, then the Bank shall have the right to require each non-defaulting Dealer to purchase the principal amount of Covered Bonds which such Dealer agreed to purchase pursuant to such Subscription Agreement and, in addition, to require each non-defaulting Dealer to purchase its pro rata share (based on the principal amount of Covered Bonds which such Dealer agreed to purchase pursuant to such Subscription Agreement) of the Covered Bonds of such defaulting Dealer or Dealers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Dealer from liability for its default.

(c)
If, after giving effect to any arrangements for the purchase of the Covered Bonds of a defaulting Dealer or Dealers by the Dealers and the Bank as provided in clause (a) above, the aggregate principal amount of Covered Bonds pursuant to such Subscription Agreement which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Covered Bonds under such Subscription Agreement, or if the Bank shall not exercise the right described in clause (b) above to require non-defaulting Dealers to purchase Covered Bonds of a defaulting Dealer or Dealers, then such Subscription Agreement shall thereupon terminate, without liability on the part of any non-defaulting Dealer or the Bank, except for the expenses to be borne by the Bank and the Dealers as provided in Section 9 hereof incorporated therein by reference and the indemnity and contribution agreement in Section 11 hereof incorporated therein by reference; but nothing herein shall relieve a defaulting Dealer from liability for its default.

17.	NOTICES

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Dealers shall be delivered or sent by mail, email (receipt confirmed) or facsimile transmission (receipt confirmed) to:

The Dealers

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York
10281
Fax: 212 658 6137
Attention: Scott Primrose

Notices to any other Dealers: at the addresses set forth in their letter of appointment delivered in accordance with Section 15.

The Bank

Royal Bank of Canada
155 Wellington St. West,
14th Floor
Toronto, Ontario
Canada M5V 3K7
Fax: 416 974-1368
Email:  ken.mason@rbc.com
Attention: Ken Mason, Managing Director

The Guarantor LP

RBC Covered Bond Guarantor Limited Partnership
c/o RBC Covered Bond GP Inc.
155 Wellington St. West,
14th Floor
Toronto, Ontario
Canada M5V 3K7
Fax: 416 974-1368
Email:  david.power@rbc.com
Attention: David Power, President

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

18.	PATRIOT ACT

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Dealers are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Dealers to properly identify their respective clients.

19.	SUCCESSORS

This Agreement and any Subscription Agreement shall be binding upon, and inure solely to the benefit of, each Dealer, the Bank and the Guarantor LP, and to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Bank and the Guarantor LP and each person who controls any Dealer, the Bank or the Guarantor LP, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Subscription Agreement.  No purchaser of any of the Covered Bonds through or from any Dealer hereunder shall be deemed a successor or assign by reason merely of such purchase.

20.	JURISDICTION

20.1
Each of Bank and the Guarantor LP irrevocably (a) agrees that any legal suit, action or proceeding against the Bank and/or the Guarantor LP brought by any Dealer or by any person who controls any Dealer arising out of or based upon this Agreement or any Subscription Agreement or the transactions contemplated hereby and thereby may be instituted in any state or federal court in The City of New York (a New York Court), (b) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding and (c) submits to the jurisdiction of such courts in any such suit, action or proceeding.  Each of the Bank and the Guarantor LP irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement and any Subscription Agreement or the transactions contemplated hereby and thereby that is instituted in any New York Court.

20.2
Each of the Bank and the Guarantor LP has appointed National Corporate Research, Ltd., 10 East 40th Street, 10th floor, New York, NY, 10016, as its authorized agent (the Authorized Agent) upon whom process may be served in any such action arising out of or based on this Agreement and any Subscription Agreement or the transactions contemplated hereby and thereby that may be instituted in any New York Court by any Dealer or by any person who controls any Dealer, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Bank and the Guarantor LP represents and warrants that the Authorized Dealer has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Bank and/or the Guarantor LP shall be deemed, in every respect, effective service of process upon the Bank and/or the Guarantor LP, as applicable.

21.	BUSINESS DAY

Time shall be of the essence in this Agreement and any Subscription Agreement.  As used herein, business day shall mean any day when the Commission's office in Washington, D.C. is open for business.

22.	JUDGMENT CURRENCY

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant Dealers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Bank with respect to any sum due from it to any Dealer or any person controlling any Dealer shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Dealer or controlling person of any sum in such other currency, and only to the extent that such Dealer or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Dealer or controlling person hereunder, the Bank agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Dealer or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Dealer or controlling person hereunder, such Dealer or controlling person agrees to pay to the Bank an amount equal to the excess of the dollars so purchased over the sum originally due to such Dealer or controlling person hereunder.

23.	GOVERNING LAW

This Agreement and any Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

24.	COUNTERPARTS

This Agreement and any Subscription Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

25.	NON-PETITION

The Bank and the Dealers agree that they shall not institute or join any other person or entity in instituting against, or with respect to, the Guarantor LP, or any of the general partners of the Guarantor LP, any bankruptcy or insolvency event so long as any Covered Bonds issued by the Bank under the Programme shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Covered Bonds shall have been outstanding.  The foregoing provision shall survive the termination of this Agreement by any of the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Bank, the Guarantor LP and you in accordance with its terms.

Very truly yours,

ROYAL BANK OF CANADA

By:	/s/ David Power
	Name:	David Power
	Title:	Vice President, Corporate Treasury

By:	/s/ Steven Walper
	Name:	Steven Walper
	Title:	Vice President, Asset Liability and Pension Investment Management

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP By its managing general partner RBC COVERED BOND GP INC.

By:	/s/ David Power
	Name:	David Power
	Title:	President

Accepted and agreed as of the date hereof:

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott Primrose
	Name:	Scott Primrose
	Title:	Head, DCM transaction Management

ANNEX 1

FORM OF SUBSCRIPTION AGREEMENT

PROGRAMME FOR THE ISSUANCE OF COVERED BONDS UNCONDITIONALLY AND IRREVOCABLY GUARANTEED AS TO PAYMENTS BY
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP
(A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF ONTARIO)

SUBSCRIPTION AGREEMENT

[●], 201[●]

[RBC CAPITAL MARKETS, LLC
Three World Financial Center
200 Vesey Street
New York, New York 10281]

[Insert names of any other purchasers]

Ladies and Gentlemen:

Royal Bank of Canada, a Canadian chartered Bank (the Issuer, or the Bank), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Underwriting Agreement, dated July 16, 2013 (the Underwriting Agreement), between the Bank and RBC Covered Bond Guarantor Limited Partnership (the Guarantor LP), on the one hand and RBC Capital Markets, LLC and any other party acting as Dealer thereunder on the other, to issue and sell to you the covered bonds specified in Schedule 1 hereto (the Purchased Covered Bonds).  Each of the provisions of the Underwriting Agreement not specifically related to the solicitation by the Dealers, as agents of the Bank, of offers to purchase Covered Bonds is incorporated herein by reference in its entirety, and shall be deemed to be part of this Subscription Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Underwriting Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Covered Bonds from the Bank, solely by virtue of its execution of this Subscription Agreement.

Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Subscription Agreement, except that each representation and warranty that refers to the Prospectus or the Time of Sale Information (as therein defined) in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus or the Time of Sale Information, and also a representation and warranty as of the date of this Subscription Agreement in relation to the Prospectus or the Time of Sale Information, as the case may be, each as amended or supplemented to the date hereof and each as amended or supplemented relating to the Purchased Covered Bonds that are the subject of this Subscription Agreement.

Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

[[In accordance with the provisions of Section 15 of the Underwriting Agreement, the Bank hereby appoints each of [name any additional dealers being appointed] as dealers upon the terms of the Underwriting Agreement in respect of the Purchased Covered Bonds only with the authority, rights, powers, duties and obligations of a Dealer under the Underwriting Agreement.]/[Notwithstanding the foregoing, insofar as it is deemed to be incorporated in and made a part of this Subscription Agreement, the Underwriting Agreement shall be subject to, and to the extent necessary amended by, the letter of appointment pursuant to which we appointed each of you (other than RBC Capital Markets, LLC) to act as a Dealer under the Underwriting Agreement on certain terms and conditions specified in such letter.]  For all purposes of this Subscription Agreement, references to the Dealers shall mean the Dealers that are party to this Subscription Agreement (the Purchasing Dealers), for which [RBC Capital Markets, LLC] is acting as representative.  Each of you agrees that all determinations to be made by the Purchasing Dealers under this Subscription Agreement, including the determination whether or not the conditions in Section 10 of the Underwriting Agreement have been satisfied and, if not, whether or not any such conditions shall be waived, shall be made solely by [RBC Capital Markets, LLC], on behalf of the Purchasing Dealers.]

An amendment and/or supplement to each of the Registration Statement and the Prospectus, each in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Bank agrees to issue and sell to [each of] you, and [each of] you agree[s, severally and not jointly,] to purchase from the Bank at the time and place and at the purchase price set forth in Schedule 1 hereto, the principal amount of Purchased Covered Bonds set forth [opposite your respective name] in the Schedule hereto.  You further agree that any Purchased Covered Bonds offered and sold by you to initial purchasers will be offered and sold at the price to public, and in accordance with the provisions relating to commissions and fees, if any, set forth in the Schedule hereto, unless you and the Bank otherwise agree.

If the foregoing is in accordance with your understanding, please sign and return to us __ counterparts hereof, and upon acceptance hereof by you [, on behalf of each of the Dealers,] this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between [you] [each of the Dealers] and the Bank. [It is understood that your acceptance of this letter on behalf of each of the Dealers is or will be pursuant to authority granted to you by such Dealers.]

Very truly yours,

ROYAL BANK OF CANADA

By:
	Name:	[●]
	Title:	[●]

By:
	Name:	[●]
	Title:	[●]

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP By its managing general partner RBC COVERED BOND GP INC.

By:
	Name:	[●]
	Title:	[●]

Accepted and agreed as of the date hereof:

RBC CAPITAL MARKETS, LLC[, for and on
behalf of itself and each of the Purchasing Dealers
specified in Schedule 4]

By:
	Name:	[●]
	Title:	[●]

[Insert signature boxes of any other purchasers]

SCHEDULE 1 TO ANNEX 1

Title of Purchased Covered Bonds:

[$] [●] [●]% Series [●] Covered Bonds Due [●]

Aggregate Principal Amount:

[$]

Public Offering Price:

[●]% of the principal amount of the Purchased Covered Bonds, plus accrued interest[, if any,] from to [and accrued amortization[, if any,] from [●] to [●]]

Purchase Price by Dealers:

[●]% of the principal amount of the Purchased Covered Bonds, plus accrued interest, if any, from to [and accrued amortization[, if any,] from to ]

[Commission:

[●]% of the principal amount of the Purchased Covered Bonds]

Form of Purchased Covered Bonds:

[Book-entry only form represented by one or more global covered bonds deposited with The Depository Trust Company (DTC) or its designated custodian, to be made available for checking by representative of the Dealers at least twenty-four hours prior to the Closing Date at the office of the custodian.]

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds

Closing Date:

[●] a.m. (New York City time), on            , 20[●]

Trust Deed:

Amended and Restated Trust Deed dated as of June 24, 2013, between the Bank, the Guarantor LP and Computershare Trust Company of Canada, as Bond Trustee (the Trust Deed).

Final Maturity Date:

[●]

Extended Due for Payment Date:

[●] / [Not Applicable]

Interest Rate:

[   %] [Zero Coupon] [See Floating Rate Provisions] [Specify interest rate following Final Maturity Date if Extended Due for Payment Date is applicable]

Interest Payment Dates:

[months and dates, commencing [          ], 20[  ]]

Redemption/Payment Basis:

[Redemption at par] [Index Linked Redemption] [Dual Currency] [Instalment] [Other]

Put/Call Options

[Investor Put] [Issuer Call]

[If Purchased Covered Bonds are floating rate debt securities, insert--

Floating Rate Provisions:

The annual interest rate will be [●]% above the [commercial paper rate/U.S. prime rate/LIBOR/EURIBOR/treasury rate/CMT rate/CD rate/CMS rate/federal funds rate].]

Closing Location for Delivery of Purchased Covered Bonds:

[●]

Documents to be Delivered:

The following documents referred to in the Underwriting Agreement shall be delivered as a condition to the Closing:

[None]

[(1) The opinions and letter of counsel to the Bank referred to in Sections 7(i) and 7(k).]

[(2) The opinions and letter of counsel to the Dealers referred to in Section 7(h).]

[(3) The accountants' letters referred to in Sections 7(l) and 7(o).]

[(4) The officers' certificate referred to in Section 7(m).]

Additional Closing Conditions:

[●]

Names and addresses of Dealers:

Designated representative of the Dealers:

Address for Notices, etc.:

Principal Amount of Purchased Covered Bonds Per Dealer:

Dealer	Principal amount of Purchased Covered Bonds

[●]	[●]

Other Terms:

[●]

SCHEDULE 2 TO ANNEX 1

Form of Agreement between the Dealer(s), the Guarantor LP and the Bank in Respect of Time of Sale Information and pricing information for the Offering of [identify issue]

In connection with the offering of [identify issue] of Royal Bank of Canada (the Bank) unconditionally and irrevocably guaranteed by RBC Covered Bond Guarantor Limited Partnership (the Guarantor LP), [●] (the Dealer), the Guarantor LP and the Bank agree as follows:

(a)	Time of Sale Information

(i)	The preliminary prospectus supplements that are to be included in the Time of Sale Information are as follows:

[list each preliminary prospectus supplement to be included in the Time of Sale Information]

(ii)	The Issuer Free Writing Prospectuses and other documents that are to be included in the Time of Sale Information pursuant to Section 3.1(b) are as follows:

[list each Issuer Free Writing Prospectus or other document to be included in the Time of Sale Information]

(b)	The Net Roadshow referred to in Section 3.1(e) is as follows:

[set out if applicable]

(c)	The Dealer Information referred to in Section 11(b) is as follows:

[set out if applicable]

SCHEDULE 3TO ANNEX 1

Form of Agreement between the Dealer(s), the Guarantor LP and the Bank in Respect of a Term Sheet used to communicate Time of Sale Information and pricing information for the Offering of [identify issue]

In connection with the offering of [identify issue] of Royal Bank of Canada (the Bank) unconditionally and irrevocably guaranteed by RBC Covered Bond Guarantor Limited Partnership (the Guarantor LP), [●] (the Dealer), the Guarantor LP and the Bank agree that the Term Sheet used to communicate Time of Sale Information and pricing information for the above-referenced offering shall be as follows:

ROYAL BANK OF CANADA

Issue of USD [●] [●]% Covered Bonds Due [●]
under the
USD12,000,000,000
Programme for the Issuance of Covered Bonds
unconditionally and irrevocably guaranteed as to payments by
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP

FINAL TERM SHEET
DATED [●]

Issuer:	Royal Bank of Canada
Guarantor:	RBC Covered Bond Guarantor Limited Partnership
Expected Ratings1:	[Aaa (Stable) / AAA (Stable) / AAA (Stable) / AAA (Stable) (Moody’s / S&P / Fitch / DBRS)]
Series Number:	[●]
Principal Amount:	[●]
Format:	SEC Registered
Trade Date:	[●]
Settlement Date (T+[●])2:	[●]
Interest Commencement Date:	[●]
Final Maturity Date:	[●]
Extended Due for Payment Date:	[●]/[Not Applicable]
Interest Rate:	[●]% per annum
Re-offer Spread vs. MS:	[●]
Re-offer Yield:	[●]%
Issue Price:	[●] per cent of the Principal Amount

Redemption:	[Redemption at par together with accrued and unpaid interest]
Interest Rate Basis:	[●]
Interest Payment Date(s):	[●]
Day Count Fraction:	[●]
Payment Convention:	[●]
Business Day(s):	[New York, Toronto]
Listing:	[None]
Minimum Denominations/Multiples :	[Minimum denominations of USD 1,000 and integral multiples of USD 1,000 in excess thereof]
Optional Redemption:	[None]
Form of Covered Bond:	[DTC]
CUSIP / ISIN:	[●] / [●]
[Joint Book-Running Managers:]	[●]
[Joint Lead Manager:]	[●]
Co-managers:	[●]

1	A credit rating is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.

2
Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Covered Bonds on the pricing date or the next succeeding business day will be required, by virtue of the fact that the Covered Bonds initially will settle in [five business days (T+5)], to specify alternative settlement arrangements to prevent a failed settlement.

The Issuer and Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the Issuer, the Guarantor, or any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBC Capital Markets, LLC toll-free at 866-375-6829 or by emailing syndicateops@rbccm.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

THESE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CMHC NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE DOCUMENT.  THESE COVERED BONDS ARE NOT INSURED OR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

[SCHEDULE 4

Purchasing Dealers on whose behalf RBC Capital Markets, LLC has signed the Subscription Agreement]

ANNEX 2

ADMINISTRATIVE PROCEDURES MEMORANDUM

PROGRAMME FOR THE ISSUANCE OF COVERED BONDS UNCONDITIONALLY AND
IRREVOCABLY GUARANTEED AS TO PAYMENTS BY
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP
(A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF ONTARIO)
(THE "PROGRAMME")

The aggregate nominal amount of all Covered Bonds outstanding at any time will not, subject as provided below, exceed U.S.$12,000,000,000 or its equivalent in other currencies at the time of agreement to issue, subject to increase as provided in the Underwriting Agreement (as defined below).  The Underwriting Agreement provides for the increase in the principal amount of Covered Bonds that may be issued under the Programme.  In that event, this Administrative Procedures Memorandum shall apply to the Programme as increased.

The documentation of the Programme provides for the issue of Covered Bonds denominated in any currency or currencies as may be agreed between Royal Bank of Canada (the Issuer or the Bank), the Guarantor LP and the relevant Dealer (subject to certain restrictions as to minimum and/or maximum maturities as set out in the Prospectus relating to the Programme) and being any of:

•           Fixed Rate Covered Bonds

•           Floating Rate Covered Bonds

All terms with initial capitals used herein without definition shall have the meanings given to them in the Amended and Restated Underwriting Agreement dated [●], 2013 between the Issuer, the Guarantor and RBC Capital Markets, LLC (the Underwriting Agreement) or the Prospectus (as defined in the Underwriting Agreement).

This Administrative Procedures Memorandum applies to Covered Bonds issued pursuant to the Prospectus on and after [●], 2013.  The procedures set out in Annex I may be varied by agreement between the Issuer, the Issuing and Paying Agent or the Registrar including to take account of any standardized procedures published by the International Capital Markets Securities Association and/or the International Capital Market Association.  The timings set out in these procedures represent optimum timings to ensure a smooth settlement process.

OPERATING PROCEDURES

Dealers must confirm all trades directly with the Issuer and the Registrar.

1.	RESPONSIBILITIES OF DEALER/LEAD MANAGER

Each Dealer will confirm the terms of a Tranche and agree to a Prospectus Supplement with the Issuer giving details of each Tranche of Covered Bonds to be issued.

2.	SETTLEMENT

The settlement procedures set out below, unless otherwise agreed between the Issuer, the Registrar and the relevant Dealer.

Notice details are set out in the Underwriting Agreement.

3.	SETTLEMENT PROCEDURES

Times set out below are New York times and represent the latest time for taking the action concerned.  It is recommended that where possible the action concerned is taken in advance of these times.

At or Shortly After Launch

The Issuer and the relevant Dealer(s) discuss the timing of any due diligence telephone call that may be required.

Day	New York time	Action

No later than Issue Date minus 4	11:00 a.m.
The Issuer may agree to terms with one of the Dealers for the issue and purchase of Covered Bonds (whether pursuant to an unsolicited bid from a Dealer or pursuant to an enquiry by the Issuer).  The Dealer instructs the Registrar to obtain the necessary security identification numbers.  Each relevant number is notified by the Registrar to the Issuer and each Dealer which has reached agreement with the Issuer.

12:00 p.m.
If a Dealer has reached agreement with the Issuer by telephone, the Dealer confirms the terms of the agreement to the Issuer by electronic communication setting out the following information:

1.  Principal amount of the Tranche of Covered Bonds.

2.  Each term specified in the Summary section of the applicable Prospectus Supplement.

3.  Price to public, if any, of such Covered Bonds.

4.  Trade Date.

5.  Settlement Date (Original Issue Date).

6.  Maturity Date.

7.  Redemption provisions, if any, including: Optional Redemption Dates, Minimum Redemption Amount and Maximum Redemption Amount (if any).

8.  Net proceeds to the Bank.

9.  The relevant Dealer's commission or discount, as applicable.

10.  Whether such Covered Bonds are being issued with OID and the terms thereof.

11.  Identification numbers of participant accounts maintained by DTC on behalf of the relevant Dealer(s).

12.  Whether such Covered Bonds are being sold to the Dealer(s) as principal or to an investor through the Dealer(s) acting as agent for the Bank.

13.  Whether additional documentation will be required for Covered Bonds being sold to the Dealer(s) as principal.

14.  Such other information specified with respect to such Covered Bonds.

The Dealer sends a copy of that electronic communication to the Registrar for information.

5:00 p.m.
The Issuer confirms its agreement to the terms on which the issue of Covered Bonds is to be made to the relevant Dealer.  The Issuer also confirms its instructions to the Issuing and Paying Agent (including, in the case of Floating Rate Covered Bonds, for the purposes of rate fixing) and the Registrar to carry out the duties to be carried out by the Issuing and Paying Agent and the Registrar under these Administrative Procedures and the Agency Agreement including, in the case of the Registrar, preparing, authenticating and issuing one or more Registered Global Covered Bonds for each Tranche of Covered Bonds which are to be purchased by the relevant Dealer, giving details of such Covered Bonds.

If additional documentation is required for Covered Bonds being sold to the Dealer(s) as principal (including a Subscription Agreement), a draft Subscription Agreement is prepared and agreed.

Issue Date minus 3	5:00 p.m.
Where the relevant Covered Bonds are denominated in U.S. dollars, the relevant Dealer instructs DTC, subject to further instructions, to debit its account, or such account as it directs, on the Issue Date or, in the case of Covered Bonds denominated in a currency requiring a pre-closing, the Issue Date minus 1, and pay the purchase price to the account of the closing bank as agreed between the Issuer, the Registrar, the Issuing and Paying Agent and the relevant Dealer from time to time (in such capacity, the Closing Bank) notified by DTC to the relevant Dealer for such purpose.

Issue Date minus 2	3:00 p.m.
Where the relevant Covered Bonds are denominated in a Specified Currency other than U.S. dollars, the relevant Dealer instructs its paying bank on the Issue Date or, in the case of Covered Bonds denominated in a currency requiring a pre-closing, the Issue Date minus 1, to pay the purchase price to the account of the Closing Bank notified to the relevant Dealer for such purpose.

In the case of Floating Rate Covered Bonds, the Issuing and Paying Agent notifies (as applicable) the Bond Trustee, the Registrar, DTC, the Issuer and the relevant Dealer by electronic communication of the Rate of Interest for the first Interest Period (if already determined).  Where the Rate of Interest has not yet been determined, this will be notified in accordance with this Section as soon as it has been determined.

Issue Date minus 1 (in the case of pre-closed issues) or Issue Date (in any other case) (the Payment Instruction Date)	Agreed Time
The Registrar (or its agent on its behalf) prepares and authenticates the Registered Global Covered Bond(s) for each Tranche of Covered Bonds which is to be purchased.  The conditions precedent in the Dealership Agreement are satisfied or waived.  The Registrar enters details of the principal amount of Covered Bonds to be issued and the registered holder(s) of such Covered Bonds in the Register.

Each Registered Global Covered Bond registered in the name of the nominee for DTC is then delivered by, or on behalf of, the Registrar to a custodian for DTC to credit the principal amount of the relevant Tranche of Covered Bonds to the appropriate participants' accounts of DTC previously notified by the relevant Dealer.

Issue Date:
The relevant Dealer instructs DTC to credit the interests in any Global Covered Bond(s) registered in the name of a nominee for DTC to such accounts as the relevant Dealer has previously notified to DTC.

DTC debits (if applicable) and credits accounts in accordance with instructions received by it.

The Closing Bank receives payment for the account of the Issuer and for value on the Issue Date of the aggregate amount paid to it by DTC or, as the case may be, the relevant Dealer through its paying bank in respect of any Global Covered Bonds registered in the name of a nominee for DTC.

On or subsequent to the Issue Date:		The Registrar notifies the Issuer immediately in the event that a Dealer does not pay the purchase price due from it in respect of the Covered Bonds.

The relevant Dealer notifies the Issuing and Paying Agent that the distribution of the Covered Bonds purchased by it has been completed.